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                        [CHERRY, BEKAERT & HOLLAND LOGO]


                                                                    EXHIBIT 7.2.


                                              December 9, 2002


Mr. Alvin Curry
Maxxis Group, Inc.
Tucker, Georgia


Dear Mr. Curry:

This is to confirm that the client-auditor relationship between Maxxis Group, Inc. (Commission File Number 0-31867) and Cherry, Bekaert & Holland, L.L.P. has ceased.



/s/ Cherry, Bekaert & Holland, L.L.P.
------------------------------------------
Cherry, Bekaert & Holland, L.L.P.


CC:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, D.C. 20549









                       Cherry, Bekaert & Holland, L.L.P.
             636 South Central Avenue - Suite 201 - (30354-1988) -
                    P.O. Box 82472 - Atlanta, GA 30354-0472
         (404) 762-7758 - Fax (404) 767-3217 - E-mail: atlanta@cbh.com
                6576 E. Church Street - Douglasville, GA 30134 -
                      (770) 942-1560 - Fax (770) 489-0257
                       Offices Throughout The Southeast -
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